SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          April 7, 2003
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                         NATIONAL SCIENTIFIC CORPORATION
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             (Exact name of registrant as specified in its charter)


         TEXAS                         000-28745                 86-0837077
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(State or other jurisdiction          (Commission              (IRS Employer
of incorporation)                     File Number)           Identification No.)


14455 N. HAYDEN, SUITE 202, SCOTTSDALE, ARIZONA                   85260
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(Address of principal executive offices)                        (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (480) 948-8324
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                                       N/A
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         (Former name or former address, if changed since last report.)

ITEM 9.  REGULATION FD DISCLOSURE.

         In conjunction with the Company's annual Form 10-KSB for its fiscal year ended September 30, 2002, and the Company's quarterly Form 10-QSB for the period ended December 31, 2002, accounts payable liabilities were presented that included approximately $150,000 to its largest creditor, a services firm. In late March of 2003, the Company came to a definitive settlement agreement with this creditor regarding this debt. The result of this agreement was the elimination of approximately $150,000 of short term liability previously owed by the Company to this creditor. The Company was able to eliminate these liabilities without the use of cash. This settlement is anticipated to result in a reduction in the Company's net losses of approximately $125,000 for the quarter ended March 31, 2003, as well as approximately a $25,000 increase in overall shareholders equity. Full operating results for that quarter are not yet available, but the results of operations for that quarter, including this settlement, are expected to be reported by the Company in its Form 10-QSB for the period ended March 31, 2003, which is expected to be filed on or before May 15, 2003.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NATIONAL SCIENTIFIC CORPORATION


Date: April 7, 2003                        By: /s/ Michael A. Grollman
                                              ----------------------------------
                                              Michael A. Grollman
                                              Chief Executive Officer, Chairman



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